Exhibit 4.11
7.5% Subordinated Capital Note due December 2028
THIS NOTE IS NOT A DEPOSIT OF BANCO SANTANDER PUERTO RICO (THE “BANK”), ANY SUBSIDIARY OF THE BANK OR ANY OTHER INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
THIS NOTE IS UNSECURED, IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO CLAIMS OF DEPOSITORS AND TO THE BANK’S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE ISSUING BANK.
THIS NOTE MAY NOT BE RETIRED, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE FEDERAL DEPOSIT INSURANCE CORPORATION AND IS NOTE ENTITLED TO A SINKING FUND.
IN THE EVENT THE BANK BECOMES CRITICALLY UNDERCAPITALIZED, THE PRIOR WRITTEN CONSENT OF THE FEDERAL DEPOSIT INSURANCE CORPORATION AND THE OFFICE OF THE COMMISSIONER OF FINANCIAL INSTITUTIONS MAY BE REQUIRED FOR ANY PAYMENT OF PRINCIPAL ON INTEREST ON THE NOTES.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE PUERTO RICO UNIFORM SECURITIES ACT OR ANY OTHER STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE BANK THAT (a) THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (1) OR (3), TO THE RECEIPT BY THE BANK OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO THE BANK THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE BANK).

No. 1	PRINCIPAL AMOUNT: $60,000,000
BANCO SANTANDER PUERTO RICO
7.5% Subordinated Capital Notes due December 2028
     BANCO SANTANDER PUERTO RICO, a banking corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (herein called the “Bank,” which term includes any successor Person under the Note Purchase Agreement hereinafter referred to), for value received, hereby promises to pay to Crefisa, Inc. (“Crefisa”), or registered assigns, the principal sum of U.S. Sixty Million Dollars on December 10, 2028 (“Maturity”), and to pay interest thereon from December 10, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on the tenth (10th) day of June and the tenth (10th) day of December of each year, commencing June 10, 2009, at the rate of seven and a half percent (7.5%) per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Note Purchase Agreement, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the tenth (10th) day of the month next preceding the relevant Interest Payment Date (whether or not a Business Day) (the “Regular Record Date”).
     Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the holder hereof at Maturity) shall be paid by check mailed to the Person entitled thereto at his last address as it appears on the Note Register or, if $10,000,000 aggregate principal amount of Notes are registered in the name of the holder hereof, in immediately available funds by wire transfer to such account as may have been designated by the Person entitled thereto as set forth herein. Payment of the principal of (and premium, if any) and interest on this Note due to the holder hereof at Maturity shall be paid in immediately available funds upon presentation of this Note for surrender at the office or agency of the Bank in San Juan, Puerto Rico.
     Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Bank at its principal office in San Juan, Puerto Rico, and, unless revoked by written notice to the Bank received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth (15th) calendar day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such holder.

     Any payment of principal, premium or interest on this Note due on any day which is not a Business Day in San Juan, Puerto Rico, need not be made on such day, but may be made on the next succeeding Business Day in San Juan, Puerto Rico, with the same force and effect as if made on the due date and no interest shall accrue on the amount due on such date for the period from such date until the next succeeding Business Day. “Business Day” shall mean, as used herein with respect to any particular location, any day, other than Saturday and Sunday or a day on which commercial banks in San Juan, Puerto Rico are required or authorized to be closed. The amount of interest, payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.
     This Note is one of a duly authorized issue of 7.5% Subordinated Capital Notes due December 2028 of the Bank (herein called the “Notes”) issued under a Note Purchase Agreement, dated as of December 10, 2008, between the Bank and Crefisa, to which Note Purchase Agreement and any amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is issued subject to the provisions of the Note Purchase Agreement.
     The indebtedness evidenced by this Note is, to the extent provided in the Note Purchase Agreement, subordinate and junior in right of payment to prior payment in full of all Senior Debt of the Bank, and this Note is issued subject to the provisions of the Note Purchase Agreement with respect thereto. Each holder of this Note, by accepting the same, agrees that each holder of Senior Debt, whether created or acquired before or after the issuance of the Notes, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
     Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Note Purchase Agreement by each holder of Senior Debt of the Bank, whether now outstanding or hereinafter incurred, and waives reliance by each such holder upon said provisions.
     The indebtedness of the Bank evidenced by the Notes, including the principal thereof and interest thereon, shall be unsecured and subordinated and junior in right of payment to all existing and future Senior Debt (as defined in the Note Purchase Agreement to include all existing and future Indebtedness and all other obligations of the Bank to which the Notes are required to be subordinated and junior in right of payment in order to qualify such Notes as supplementary (Tier 2) regulatory capital pursuant to the regulations of the Federal Deposit Insurance Corporation (the “FDIC”), whether now outstanding or hereinafter Incurred, and whether or not such obligations are contingent, and shall include (i) the Bank’s obligations to its depositors, (ii) the Bank’s obligations under banker’s acceptances, letters of credit, commercial paper, repurchase agreements and any other current obligations characteristic of banking operations incurred by the Bank in the normal operation of its banking business, (iii) the Bank’s obligations to, and rights acquired by, any Federal Reserve Bank or the FDIC, including but not limited to the Bank’s obligations to, and rights acquired by, the FDIC pursuant to the provisions of 12 U.S.C. §1821, §1823 or §1831o, whether or not such obligations are now outstanding or hereinafter incurred or such rights are acquired in the ordinary course of the Bank’s business and

(iv) the Bank’s obligations to other general and unsecured creditors (except any other obligations that expressly Rank on a parity with the Notes or expressly Rank junior to the Notes).
     In the event of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings involving the Bank or any liquidations or winding-up of the Bank, whether voluntary or involuntary, all such obligations (except obligations that Rank on a parity with or expressly Rank junior to the Notes) shall be entitled to be paid in full before any payment, whether in cash, property or otherwise, shall be made on account of the principal of or interest on the Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holders of the Notes, together with the holders of any obligations of the Bank raking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal of and accrued and unpaid interest on the Notes or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to the Notes.
     This Note is subject to the provisions of the Banking Law and of the regulations administered by the Office of the Commissioner of Financial Institutions of Puerto Rico (the “Commissioner”) governing the issuance of capital notes by Puerto Rico banks. Pursuant to the Banking Law and such regulations, any payment on account of the principal of or interest on the Notes on or before maturity may be suspended by the Commissioner whenever such payment would reduce the aggregate total amount of the capital stock and reserve fund of the Bank, or if such payment, in the judgment of the Commissioner, would affect the financial solvency of the Bank and endanger the interests of the Bank’s depositors and the public in general.
     PAYMENT OF PRINCIPAL OF THE NOTES MAY BE ACCELERATED ONLY IN CASE OF CERTAIN EVENTS INVOLVING THE BANKRUPTCY, INSOLVENCY OR REORGANIZATION OF THE BANK (A “BANKRUPTCY EVENT OF DEFAULT”). THE NOTE PURCHASE AGREEMENT DOES NOTE PROVIDE FOR ANY RIGHT OF ACCELERATION OF THE PAYMENT OF PRINCIPAL OF THE NOTES UPON A DEFAULT IN THE PAYMENT OF PRINCIPAL OF OR INTEREST ON THE NOTES, OR IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT IN THE NOTES OR IN THE NOTE PURCHASE AGREEMENT OR IN THE EVENT OF ANY OTHER DEFAULT THAT IS NOTE A BANKRUPTCY EVENT OF DEFAULT.
     If the FDIC is appointed as receiver for the Bank, (i) the rights of the holders of the Notes to receive payments of principal and interest will be subject to the prior rights of holders of Senior Debt, including but not limited to depositors, and (ii) if the FDIC, in its capacity as receiver for the Bank, causes the Bank to merge with or into another financial institution or sells or otherwise conveys part or all of the Bank’s assets to another financial institution or arranges for the assumption of less than all of the Bank’s liabilities by one or more financial institutions, the FDIC will have the right (but will have no obligation) to arrange for the assumption of the Notes by such financial institution(s). If the Notes are so assumed in full and all payments or provisions for payments have been made in respect to all matured installments of interest and principal on the Notes that shall have become due otherwise than by acceleration, then any default resulting from the appointment of a receiver will be deemed to be cured or rescinded.

     The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the holders of the Notes under the Note Purchase Agreement at any time by the Bank with the consent of the holders of not less than a majority in principal amount of the Notes at the time outstanding to be affected. The Note Purchase Agreement also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the holders of all Notes, to waive compliance by the Bank with certain provisions of the Note Purchase Agreement and certain past defaults under the Note Purchase Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the manner provided in, and subject to the subordination provisions of, the Note Purchase Agreement; subject to the requirement of prior written consent or approval of the FDIC and/or the Commissioner.
     The Bank shall have the right as set forth in the Note Purchase Agreement, subject to any required prior approval from the FDIC and the Commissioner, to redeem this Note at the option of the Bank, in whole or in part at any time on or after December 10, 2013 (an “Optional Redemption”), at the Redemption Price (as defined in the Note Purchase Agreement). Any redemption pursuant to this paragraph shall be made upon not less than 45 days nor more than 60 days notice. The Redemption Price shall be paid at the time and in the manner provided therefor in the Note Purchase Agreement. If the Notes are only partially redeemed by the Bank pursuant to an Optional Redemption, the Notes shall be redeemed pro rata or by lot or by any other method determined by the Bank as described in the Note Purchase Agreement.
     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.
     At least forty-five (45) days but not more than sixty (60) days before the redemption date of the Notes, the Bank shall cause a notice of any such redemption, signed by the Bank, to be mailed, first-class, postage prepaid, to all holders of the Notes, but failure to mail any such notice to any holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Notes, nor the validity of the proceedings for the redemption of the Notes of any other holders.
     As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $5,000,000 and integral multiples of $5,000 in excess thereof. As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Bank and any agent of the Bank may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar, and neither the Bank nor any such agent shall be affected by notice to the contrary.
     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Note Purchase Agreement, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Bank or of any predecessor or successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     All terms used in this Note which are defined in the Note Purchase Agreement shall have the meanings assigned to them in the Note Purchase Agreement.
     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico.

     IN WITNESS WHEREOF, BANCO SANTANDER PUERTO RICO has caused this instrument to be signed by its duly authorized officers.
Dated: December 10, 2008

BANCO SANTANDER PUERTO RICO

By:	/s/ Juan Moreno

Name:	Juan Moreno
Title:	Chief Executive Officer

By:	/s/ Maria Calero

Name:	Maria Calero
Title:	Senior Executive Vice President

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